Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

ENERGYSOLUTIONS, INC.

ARTICLE I.
OFFICES

Section 1.                   The registered office of EnergySolutions, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.                   The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.
MEETINGS OF STOCKHOLDERS

Section 1.                   Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors.  In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.                   The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors.  At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 3.                   A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4.                   When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 5.                   At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.  All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting.  Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article VI, Section 6 hereof.  All elections shall be had and all questions decided by a plurality vote.

Section 6.                   Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation, issued and outstanding, and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.                   Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting via mail, facsimile, email or other electronic transmission.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 8.                   The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9.                   Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III.
DIRECTORS

Section 1.                   The number of directors which shall constitute the whole Board of Directors shall be not less than one (1) and not more than nine (9).  The exact number of directors shall be determined by resolution of the Board of Directors, and the initial number of directors shall be five (5).  The directors need not be stockholders.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

Section 2.                   Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner replaced by a vote of the stockholders.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3.                   The property and business of the Corporation shall be managed by or under the direction of its Board of Directors.  In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4.                   The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.

Section 5.                   Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 6.                   Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or any two members of the Board of Directors on twenty-four hours’ notice to each director, either personally or by mail, email, facsimile or other electronic transmission.

Section 7.                   At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  If only one director is authorized, such sole director shall constitute a quorum.  At any meeting, a director shall have the right to be accompanied by counsel provided that such counsel shall agree to any confidentiality restrictions reasonably imposed by the Corporation.

Section 8.                   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 9.                   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 10.            The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 11.            Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12.            Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13.            Notwithstanding anything to the contrary contained in these Bylaws, including, without limitation, in Article III, Sections 5, 6 and 8, during the period from and including May 24, 2013 to and including June 14, 2013, (i) the Board of Directors shall give each stockholder written notice at least fourteen (14) days prior to any regular meetings, any special meetings or the taking of any action by written consent of the Board of Directors or any committee thereof, (ii) such notice shall be deemed delivered only upon actual receipt of such notice by all stockholders, and shall contain a detailed description of all matters, and the actual text of any actions or resolutions, to be considered or consented to at any such meeting or to be approved through any such written consent, and (iii) only such matters, actions or resolutions described in such notice may be considered, acted upon or discussed at any such meeting or in any such written consent.  The stockholders may, by any valid stockholder action taken in compliance with these Bylaws, waive (in whole or in part) the requirements of this section.

ARTICLE IV.

OFFICERS

Section 1.                   The officers of this corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, and a Treasurer.  The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof.  In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title.  At the time of the election of officers, the directors may by resolution determine the order of their rank.  Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2.                   The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

Section 3.                   The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.                   The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5.                   The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 6.                   Chairman of the Board.  The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.  If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

Section 7.                   President.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the

President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.  He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 8.                   Vice Presidents.  In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 9.                   Secretary.  The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by the Board of Directors.  He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

He shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 10.            Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11.            Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 12.            Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V.

EXCULPATION AND INDEMNIFICATION

OF DIRECTORS, OFFICERS AND OTHERS

Section 1.                   Limitation on Liability. A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 174 of the Delaware General Corporation Law or any successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this Section 1 nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 1 shall eliminate or reduce the effect of this Section 1 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

Section 2.                   Indemnification of Directors, Officers and Others. The Corporation shall indemnify to the full extent permitted by law any person who is or was a party to, or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was, or is alleged to have been, a director or officer of the Corporation or is or was serving, or is alleged to have been serving, at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, including any charitable enterprise (an “Other Entity”), against expenses (including attorneys’ fees and disbursements), judgments, fines, other liabilities and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to any Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to indemnification, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification. The Corporation shall not be liable to indemnify any indemnitee under this Article V for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action. Any director or officer of the Corporation serving as a director, officer, trustee or in any other fiduciary capacity for (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (iii) of this sentence shall be deemed to be doing so at the request of the Corporation.

Section 3.                   Reimbursement and Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any current or former director or officer the funds necessary for payment of expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in investigating, responding to, defending or testifying in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, to which such person becomes or is threatened to be made a party by reason of the fact that such person is or was, or is alleged to have been, a director or officer of the Corporation, or is or was, or is alleged to have been, serving at the request of the Corporation as a director or officer or in any other fiduciary capacity of or for any Other Entity; provided, however, that the Corporation may pay such expenses in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article V. Expenses may be similarly advanced or reimbursed to persons who are and were not directors or officers of the Corporation in respect of their service to the Corporation or to any Other Entity at the request of the Corporation to the extent the Board of Directors at any time determines that such persons should be so entitled to advancement or reimbursement of such expenses, and the Corporation may enter into agreements with such persons for the purpose of providing such advances or reimbursement.

Section 4.                   Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any Other Entity against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V or otherwise.

Section 5.                   Subrogation. In the event of payment under this Article V, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.                   Preservation of Other Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 7.                   Survival. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person. The provisions of this Article V shall be a contract between the Corporation, on the one hand, and each person who was a director and officer at any time while this Article V is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such person intend to be legally bound. No repeal or modification of this

Article V shall affect any rights or obligations hereunder with respect to any action or omission of any such person occurring, or any state of facts then existing, before such repeal or modification, regardless of whether a claim arising out of such action, omission or state of facts is asserted before or after such repeal or amendment.

Section 8.                   Enforceability of Right to Indemnification. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article V shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified by the Corporation against any expenses reasonably incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part.

Section 9.                   Election of Applicable Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable action, suit or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

ARTICLE VI.

CERTIFICATES OF STOCK

Section 1.                   Upon the request by any holder of stock of the Corporation, such holder will be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

Section 2.                   Any or all of the signatures on the certificate may be a facsimile or other electronic copy.  In case any officer, transfer agent, or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 3.                   If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 4.                   The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.                   Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.

Section 6.                   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.                                           The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VII.

GENERAL PROVISIONS

Section 1.                   Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2.                   Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

Section 3.                   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 4.                   The fiscal year of the Corporation shall be the calendar year.

Section 5.                   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  Said seal may be used by causing it, or a facsimile or other electronic copy thereof, to be impressed or affixed or reproduced or otherwise.

Section 6.                   Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid if by mail, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telegram, facsimile, email or other electronic transmission.

Section 7.                   Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 8.                   The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

ARTICLE VIII.

AMENDMENTS

Section 1.                   These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.